Exhibit 99.1

Flexion Therapeutics Announces Proposed Public Offering of Common Stock

BURLINGTON, Mass., October 10, 2017 – Flexion Therapeutics, Inc. (Nasdaq:FLXN) today announced that it has commenced an underwritten public offering, subject to market and other conditions, to issue and sell 4,000,000 shares of its common stock. Flexion also expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering. Flexion intends to use the net proceeds from the offering to fund manufacturing and commercialization of ZilrettaTM, which was approved by the U.S. Food and Drug Administration on October 6, 2017, to fund product pipeline development, and for working capital and general corporate purposes.

Wells Fargo Securities, BMO Capital Markets and RBC Capital Markets are acting as joint book-running managers.

The shares of common stock described above are being offered pursuant to a shelf registration statement previously filed with and declared effective by the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available for free on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, or by email at cmclientsupport@wellsfargo.com, or by telephone at (800) 326-5897; from BMO Capital Markets Corp., 3 Times Square, 25th Floor, New York, NY 10036, Attention: Equity Syndicate Department, or by telephone at (800) 414-3627, or by email at bmoprospectus@bmo.com; or from RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, NY 10281, or by telephone at (877) 822-4089, or by email at equityprospectus@rbccm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of Flexion’s securities. No offer, solicitation or sale will be made in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

About Flexion Therapeutics

Flexion Therapeutics is a specialty pharmaceutical company focused on the development and commercialization of novel, local therapies for the treatment of patients with musculoskeletal conditions, beginning with OA, a type of degenerative arthritis. The company’s core values are focus, ingenuity, tenacity, transparency and fun. Flexion was named one of the Boston Business Journal’s 2017 Best Places to Work.

Forward-Looking Statements

Statements in this press release regarding matters that are not historical facts, including, but not limited to, statements relating to expectations regarding the size, completion and timing of our proposed public offering and our expected use of proceeds from the offering, are forward-looking statements. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, risks associated with market conditions, the satisfaction of customary closing conditions related to the proposed offering and changes in circumstances that could cause us to use the proceeds from the offering differently than we currently expect, as well as other risks and uncertainties described in our filings with the SEC, including under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent filings with the SEC. The forward-looking statements in this press release speak only as of the date of this press release, and we undertake no obligation to update or revise any of the statements. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.

###

Corporate Contact:

Scott Young

Sr. Director, Corporate Communications & Investor Relations

Flexion Therapeutics, Inc.

T: 781-305-7194

syoung@flexiontherapeutics.com

Investor Contact:

David Carey

Lazar Partners

T: 212-867-1768

dcarey@lazarpartners.com